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                                                                    EXHIBIT 5.01

                 [ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD]

                                November 5, 1998

Caraustar Industries, Inc.
3100 Washington Street
Austell, Georgia 30106

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:


     We refer to the Registration Statement, as amended, of Caraustar Industries, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 3,000,000 shares of the Company's common stock, par value $.10 per share (the "Shares"), in connection with the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). We have examined the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company, minutes of applicable meetings of the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.


     Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

     We have assumed that the Company and those persons purchasing Shares under the Plan will have complied with the relevant requirements of the Plan.

     The opinions expressed herein are contingent upon the Company's Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws not being further amended prior to the issuance or sale of any Shares.

     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

     This opinion is limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction.

                                          Very truly yours,

                                          ROBINSON, BRADSHAW & HINSON, P.A.

                                                 /s/ PATRICK S. BRYANT
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                                                    Patrick S. Bryant
PSB/slf